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                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 1 of 2)
          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
          ------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                     For The
                                                                Three Months Ended
                                                              ----------------------
                                                              March 31,    March 31,
PRIMARY                                                         1996         1995
- -------                                                       ---------    ---------
Net income                                                    $  29,885    $  26,958

Deduct: Dividends on convertible preference stock                     -       (1,099)
                                                              ---------    ---------
Net income applicable to common shares                        $  29,885    $  25,859
                                                              =========    =========

Applicable Shares for Computation of Income per Share:
- ------------------------------------------------------

Weighted average common shares outstanding                      276,349      276,201
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      3,836        2,430
      Fisher-Price warrants                                         986          877
      Nonvested stock                                               665          345
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             281,836      279,853
                                                              =========    =========

Income Per Common Share:
- ------------------------

Net income per common share                                   $    0.11    $    0.09
                                                              =========    =========

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
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                         MATTEL, INC. AND SUBSIDIARIES                                 EXHIBIT 11.0
                                                                                       (Page 2 of 2)
          COMPUTATION OF INCOME PER COMMON AND COMMON EQUIVALENT SHARE
          ------------------------------------------------------------

                     (In thousands, except per share amounts)

                                                                     For The
                                                                Three Months Ended
                                                              ----------------------
                                                              March 31,    March 31,
FULLY DILUTED                                                 1996 (a)     1995 (b)
- -------------                                                 ---------    ---------
Net income applicable to common shares                        $  29,885    $  26,958
                                                              =========    =========

Applicable Shares for Computation of Income per Share:
- ------------------------------------------------------

Weighted average common shares outstanding                      276,349      276,201
Weighted average common equivalent shares arising from:
      Dilutive stock options                                      3,999        3,271
      Fisher-Price warrants                                         991          910
      Assumed conversion of convertible preference stock              -          923
      Nonvested stock                                               696          386
                                                              ---------    ---------
Weighted average number of common and common
  equivalent shares                                             282,035      281,691
                                                              =========    =========

Income Per Common Share:
- ------------------------

Net income per common share                                   $    0.11    $    0.10
                                                              =========    =========

(a)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.

(b)  This calculation is submitted in accordance with Regulation S-K, Item 601 (b)(11), although it is contrary to paragraph 40 of APB Opinion No. 15 because it produces an anti-dilutive result.


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